SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of _________, 2013, is entered into by and between WINHA International Group Limited, a Nevada corporation (the “Company”), and the subscribers identified on the signature pages hereto (each a “Subscriber” and collectively, the “Subscribers”).

RECITALS:

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Regulation S (“Regulation S”) and Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the Company desires to offer and sell in a private offering of shares of the Company’s common stock, par value $0.001 per share (each, a “Share,” and collectively, the “Shares”) at a price of $0.10 per Share (the “Purchase Price”) for aggregate gross proceeds of up to $50,000 (the “Offering”), which Offering is being made on a “best efforts” basis. The Shares sold in this Offering will not be registered under the 1933 Act, in reliance upon an exemption from securities registration afforded by the provisions of Regulation S and Regulation D as promulgated by the Commission under the 1933 Act. There is no minimum investment per Subscriber; and

WHEREAS, the Company desires to enter into this Agreement to issue and sell the Shares and the Subscriber desires to purchase that number of the Shares set forth on the signature page hereto on the terms and conditions set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscriber hereby agree as follows:

1.            Purchase and Sale of the Shares.

(a)         Subject to the terms set forth herein, the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company that number of Shares as set forth on the signature page hereto at the Purchase Price. The aggregate Purchase Price is payable by check or wire transfer of immediately available funds to the Company as described in Section 1(b).

(b)         There is no minimum purchase that may be made by any prospective investor. The Company reserves the right to reject any subscription made hereby, in whole or in part, in its sole discretion. The Company’s agreement with each Subscriber is a separate agreement and the sale of the Shares to each Subscriber is a separate sale. Subscriber has hereby delivered and paid concurrently herewith the aggregate Purchase Price for the number of Shares set forth on the signature page hereof in an amount required to purchase and pay for such Shares, which amount has been paid in U.S. Dollars by wire transfer or check, subject to collection, to the order of “WINHA International Group Limited” pending the sale of the Shares, all funds paid hereunder shall be deposited according to the wire instruction as follows:

Receiving Bank Name/Address: HSBC / 1 Queen’s Road Central Hong Kong

ABA/Routing #: N/A

Company Name: WINHA International Investment Holdings Co. Limited

Beneficiary Account#: 848-438644-001

Swift Code: HSBCHKHHHKH

Reference: WINHA International Group Limited

2.            Closing. The issuance and sale of the Shares shall occur on the closing date (the “Closing Date”) which shall be the date that Subscriber funds representing the amount due to the Company from the Purchase Price of the Offering is transmitted by wire transfer or otherwise to or for the benefit of the Company or on such later date as the Company agrees in its sole discretion. The Offering period shall expire on the earlier of (i) the date upon which subscriptions for all of the Shares offered hereby have been accepted; (ii) December 31, 2013; or (iii) the date upon which the Company elects to terminate the Offering. The Subscriber acknowledges and understands that this subscription is being made on a “best efforts” basis. The Subscriber hereby authorizes and directs the Company to return any funds for unaccepted subscriptions to the same account from which the funds were drawn, without interest.

The consummation of the transactions contemplated herein shall take place at the offices of Anslow & Jaclin, LLP, 195 Route 9 South, 2nd Floor, Manalapan, New Jersey 07726, on such date and time as the Subscribers and the Company may agree upon; provided, that all of the conditions set forth in Section 6 hereof and applicable to the Closing (as defined below) shall have been fulfilled or waived in accordance herewith. The Subscriber and the Company acknowledge and agree that the Company may consummate the sale of additional Shares to the Subscriber, on the terms set forth in this Agreement and the other Transaction Documents, as defined herein, at more than one closing (each referred to herein as a “Closing”).

3.            Subscriber Representations, Warranties and Covenants. Each Subscriber agrees, represents and warrants to the Company, severally and solely with respect to itself and its purchase hereunder and not with respect to any of the other Subscribers, that:

(a)         Organization and Standing of the Subscriber. If such Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)         Authorization and Power. Such Subscriber has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents (as defined in Section 3(e)) and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Subscriber or its Board of Directors, stockholders, partners, members, as the case may be, is required. This Agreement and the other Transaction Documents have been duly authorized, executed and delivered by such Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Subscriber enforceable against such Subscriber in accordance with the terms thereof.

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(c)         No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by such Subscriber of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Subscriber’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Subscriber). Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents or to purchase the Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)         Acquisition for Investment. The Subscriber is acquiring the Shares solely for its own account for the purpose of investment and not with a view to or for resale in connection with a distribution. The Subscriber does not have a present intention to sell the Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Shares to or through any person or entity; provided, however, that by making the representations herein and subject to Section 3(h) below, the Subscriber does not agree to hold the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with Federal and state securities laws applicable to such disposition. The Subscriber acknowledges that it is able to bear the financial risks associated with an investment in the Shares and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company. The Subscriber further acknowledges that the Subscriber understands the risks that the purchase of the Shares involves substantial risks.

(e)         Information on Company. The Subscriber agrees, acknowledges and understands that the Subscriber and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company, and materials relating to the offer and sale of the Shares that have been requested by the Subscriber or its advisors (collectively with this Agreement and any other ancillary documents, the “Transaction Documents”). The Subscriber represents and warrants that the Subscriber and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Subscriber agrees, acknowledges and understands that neither such inquiries nor any other due diligence investigation conducted by the Subscriber or any of its advisors or representatives modify, amend or affect the Subscriber’s right to rely on the Company’s representations and warranties contained herein.

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Such Subscriber has received in writing from the Company such other information concerning its operations, financial condition and other matters as such Subscriber has requested in writing (the “Disclosure Materials”), and considered all factors such Subscriber deems material in deciding on the advisability of investing in the Shares. Such Subscriber has relied on the Disclosure Materials in making its investment decision.

(f)          Opportunities for Additional Information. The Subscriber acknowledges that the Subscriber has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company.

(g)         Information on Subscriber.

(i)          The Subscriber understands that the investment offered hereunder has not been registered under the 1933 Act and the Subscriber understands that such Subscriber is purchasing the Shares without being furnished any offering literature or prospectus. The Subscriber is acquiring the Shares for the Subscriber’s own account, for investment purposes only, and not with a view towards resale or distribution.

(ii)          At the time the Subscriber was offered the Shares, it was not, and at the date hereof, such Subscriber is not a “U.S. Person” which is defined below:

(A)	Any natural person resident in the United States;

(B)	Any partnership or corporation organized or incorporated under the laws of the United States;

(C)	Any estate of which any executor or administrator is a U.S. person;

(D)	Any trust of which any trustee is a U.S. person;

(E)	Any agency or branch of a foreign entity located in the United States;

(F)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; and

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(H)	Any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction and (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act) who are not natural persons, estates or trusts.

“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(ii) Each Subscriber that was, or at the date hereof, is, a “U.S. Person”, severally and not jointly, represents and warrants to the Company as follows:

(A)	The undersigned is an “Accredited Investor” as that term is defined in Rule 501 (a) of Regulation D promulgated under the Securities Act, and as specifically indicated in Exhibit I attached to this Agreement; or

(B)	The undersigned is a “Sophisticated Investor” as that term is defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

(C)	For California and Massachusetts individuals: If the subscriber is a California resident, such subscriber's investment in the Corporation will not exceed 10% of such subscriber's net worth (or joint net worth with his spouse). If the subscriber is a Massachusetts resident, such subscriber's investment in the Corporation will not exceed 25% of such subscriber's joint net worth with such subscriber's spouse (exclusive of principal residence and its furnishings).

(iv)        The Subscriber understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Shares in any country or jurisdiction where action for that purpose is required.

(v)         The Subscriber (i) as of the execution date of this Agreement is not located within the United States, and (ii) is not purchasing the Shares for the account or benefit of any U.S. person except in accordance with one or more available exemptions from the registration requirements of the 1933 Act or in a transaction not subject thereto.

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(vi)        The Subscriber will not resell the Shares except in accordance with the provisions of Regulation S (Rule 901 through 905 and Preliminary Notes thereto), pursuant to a registration under the 1933 Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the 1933 Act.

(vii)       The Subscriber will not engage in hedging transactions with regard to shares of the Company prior to the expiration of the distribution compliance period specified in Category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 of Regulation S, as applicable, unless in compliance with the 1933 Act; and as applicable, shall include statements to the effect that the securities have not been registered under the 1933 Act and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the securities are registered under the 1933 Act, or an exemption from the registration requirements of the 1933 Act is available.

(viii)      No form of “directed selling efforts” (as defined in Rule 902 of Regulation S under the 1933 Act), general solicitation or general advertising in violation of the 1933 Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by the Subscriber or any of their representatives in connection with the offer and sale of the Shares.

(h)         Compliance with 1933 Act. Such Subscriber understands and agrees that the Shares have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Subscriber contained herein), and that such Shares must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. The Subscriber acknowledges that the Subscriber is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the 1933 Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances. The Subscriber understands that to the extent that Rule 144 is not available, the Subscriber will be unable to sell any Shares without either registration under the 1933 Act or the existence of another exemption from such registration requirement. In any event, and subject to compliance with applicable securities laws, the Subscriber may enter into lawful hedging transactions in the course of hedging the position they assume and the Subscriber may also enter into lawful short positions or other derivative transactions relating to the Shares, and deliver the Shares, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Shares, to third parties who in turn may dispose of these Shares.

(i)          Purchased Shares Legend. The Shares shall bear the following or similar legend:

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“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT, OR OTHERWISE. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(j)          Communication of Offer. The offer to sell the Shares was directly communicated to such Subscriber by the Company. At no time was such Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(k)         No Governmental Review. Such Subscriber understands that no United States federal or state agency or any other governmental agency has passed on or made recommendations or endorsement of the Shares or the suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(l)          Correctness of Representations. Such Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless such Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date. The Subscriber understands that the Shares are being offered and sold in reliance on a transactional exemptions from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of the Subscriber to acquire the Shares.

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(m)        Short Sales and Confidentiality. Other than the transaction contemplated hereunder, the Subscriber has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Subscriber, executed any disposition, including short sales (but not including the location and/or reservation of borrowable shares of the Shares), in the securities of the Company during the period commencing from the time that the Subscriber first received a term sheet from the Company or any other person setting forth the material terms of the transactions contemplated hereunder. The Subscriber covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 5(c), the Subscriber will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). The Subscriber understands and acknowledges that the Commission currently takes the position that coverage of short sales of shares of the Shares “against the box” prior to the effective date of the Registration Statement with the Shares is a violation of Section 5 of the 1933 Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, the Subscriber does not make any representation, warranty or covenant hereby that it will not engage in short sales in the securities of the Company after the date that the transactions contemplated by this Agreement are first publicly announced as described in Section 5(c). Notwithstanding the foregoing, in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber's assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement.

(n)         Acknowledgement of Risk. The Subscriber agrees, acknowledges and understands that its investment in the Shares involves a significant degree of risk, including, without limitation that: (a) the Company is a development stage business with limited operating history and requires substantial funds in addition to the proceeds from the sale of the Shares; (b) an investment in the Company is highly speculative and only subscribers who can afford the loss of their entire investment should consider investing in the Company and the Shares; (c) the Subscriber may not be able to liquidate its investment; (d) transferability of the Shares is extremely limited; and (e) in the event of a disposition of the Shares, the Subscriber can sustain the loss of its entire investment.

(o)         No Brokers. The Subscriber has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Subscriber hereby agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of the Subscriber hereunder.

(p)         Reliance on Representations. The Subscriber agrees, acknowledges and understands that the Company and its counsel are entitled to rely on the representations, warranties and covenants made by the Subscriber herein. Subscriber further represents and warrants that this Subscription Agreement does not contain any untrue statement or a material fact or omit any material fact concerning Subscriber.

(q)         Survival. The foregoing representations and warranties shall survive for a period of one year after the Closing Date.

4.            Company Representations and Warranties. The Company represents and warrants to and agrees with each Subscriber that:

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(a)         Due Incorporation. The Company is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of Nevada and has the requisite corporate power to own its properties and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purposes of this Agreement, a “Material Adverse Effect” means any material adverse effect on the business, operations, properties, or financial condition of the Company and its Subsidiaries individually, or in the aggregate and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect. For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity.

(b)         Outstanding Stock. All issued and outstanding shares of capital stock and equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(c)         Authority; Enforceability. The Transaction Documents have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(d)         Capitalization and Additional Issuances. The authorized capital stock of the Company consists of 200,000,000 shares of common stock, at $0.001 par value per share (the “Common Stock”) and 20,000,000 shares of preferred stock, at $0.001 par value per share (the “Preferred Stock”). The Company currently has 49,850,000 shares of common stock issued and outstanding and no preferred stock outstanding. There are no options, warrants, or rights to subscribe to, securities, rights, understandings or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock or other equity interest of the Company or any of the Subsidiaries. There are no outstanding agreements or preemptive or similar rights affecting the Company’s common stock.

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(e)         Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, or the Company’s shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Shares. The Transaction Documents and the Company’s performance of its obligations thereunder have been unanimously approved by the Company’s Board of Directors. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority in the world, including without limitation, the United States, or elsewhere is required by the Company or any Affiliate of the Company in connection with the consummation of the transactions contemplated by this Agreement, except as would not otherwise have a Material Adverse Effect or the consummation of any of the other agreements, covenants or commitments of the Company or any Subsidiary contemplated by the other Transaction Documents. Any such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

(f)          No Violation or Conflict. Assuming the representations and warranties of the Subscriber in Section 3 are true and correct, neither the issuance nor sale of the Shares nor the performance of the Company’s obligations under this Agreement and all other Transaction Documents entered into by the Company relating thereto will violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect;

(g)         The Purchased Shares. The purchased Shares upon issuance:

(i)          are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)         have been, or will be, duly and validly authorized and on the date of issuance of the Shares, the Shares will be duly and validly issued, fully paid and nonassessable or if resold in a transaction registered pursuant to the 1933 Act and pursuant to an effective registration statement or exempt from registration will be free trading, unrestricted and unlegended;

(iii)        will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities of the Company; and

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(iv)        will not subject the holders thereof to personal liability by reason of being such holders.

(h)         Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the complete and timely performance by the Company of its obligations under the Transaction Documents. There is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

(i)          Information Concerning Company. Since inception and except as modified in the Disclosure Materials, there has been no Material Adverse Effect relating to the Company’s business, financial condition or affairs.

(j)          Defaults. The Company is not in violation of its articles of incorporation or bylaws. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters which default would have a Material Adverse Effect, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(k)         No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of the Company nor solicited any offers to buy any security of the Company under circumstances that would cause the offer of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions. No prior offering will impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. Neither the Company nor any of its Affiliates will take any action or steps that would cause the offer or issuance of the Shares to be integrated with other offerings which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. The Company will not conduct any offering other than the transactions contemplated hereby that may be integrated with the offer or issuance of the Shares that would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

(l)          No General Solicitation. Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D/Regulation S under the 1933 Act) in connection with the offer or sale of the Shares.

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(m)         No Brokers. Neither the Company nor any Subsidiary has taken any action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

(n)         Dilution. The Company’s executive officers and directors understand the nature of the Shares being sold hereby and recognize that the issuance of the Shares will have a dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgment that the issuance of the Shares is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

(o)         Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(p)         Money Laundering Laws. The operations of each of the Company and its Subsidiaries are and have been conducted at all times in compliance with the money laundering requirements of all applicable governmental authorities and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental authority or any arbitrator involving any of the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(q)         Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date, in which case such representation or warranty shall be true as of such date.

(r)          Survival. The foregoing representations and warranties shall survive for a period of one year after the Closing Date.

5.             Covenants of the Company. The Company covenants and agrees with the Subscribers as follows:

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(a)         Use of Proceeds. The proceeds of the Offering will be employed by the Company, at its sole discretion, for expenses of the Offering and general working capital, etc.

(b)         Governmental Authorities. The Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(c)         Confidentiality/Public Announcement. The Company agrees that except in connection with a registration statement or statements regarding the Subscriber’s Shares or in correspondence with the Commission regarding same, it will not disclose publicly or privately the identity of the Subscriber unless expressly agreed to in writing by a Subscriber or only to the extent required by law and then only upon not less than three days prior notice to Subscriber.

(d)         Non-Public Information. The Company covenants and agrees that except for the Disclosure Materials and the Transaction Documents, neither it nor any other person acting on its behalf will at any time provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber shall have agreed in writing to accept such information. The Company understands and confirms that each Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

6.            Closing Conditions.

(a)         The obligation hereunder of the Subscriber to acquire and pay for the Shares is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Subscriber’s sole benefit and may be waived by the Subscriber at any time in its sole discretion.

(i)          The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if given on and as of the Closing Date (except for representations given as of a specific date, which representations shall be true and correct as of such date), and on or before the Closing Date the Company shall have performed all covenants and agreements of the Company contained herein or in any of the other Transaction Documents required to be performed by the Company on or before the Closing Date; and

(ii)         The Transaction Documents have been duly executed by the Company.

(b)         The obligation hereunder of the Company to issue and sell the Shares to the Purchaser is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(i)          The representations and warranties of the Subscriber in this Agreement and each of the other Transaction Documents to which the Subscriber is a party shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date;

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(ii)         The Purchase Price for the Shares has been delivered to the Bank Account maintained by the Company; and

(iii)        The Transaction Documents to which the Subscriber is a party have been duly executed by the Subscriber.

7.            Miscellaneous.

(a)         Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company, to:

WINHA International Group Limited

Unit 503, 5/F, Silvercord Tower 2

30 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong

Attn: Chung Yan Winnie Lam, Chief Executive Officer

Facsimile: +852 30204378

With a copy by fax only to (which copy shall not constitute notice):

Anslow & Jaclin LLP

195 Route 9 South, 2nd Floor

Manalapan, NJ 07726

Attn: Gregg E. Jaclin, Esq.

Facsimile: (732) 577-1188

If to the Subscribers:

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To each of the addresses and facsimile numbers listed on the signature pages of this Agreement.

(b)        Entire Agreement; Amendment. This Agreement and the other Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor any of the Subscribers makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement nor any of the Transaction Documents may be waived or amended other than by a written instrument signed by the Company and the holders of at least fifty percent (50%) of the total shares of common stock purchased in the Offering and then outstanding (the “Majority Holders”), and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Shares, as the case may be.

(c)         Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d)         Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Nevada or in the federal courts located in the state of Nevada. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Documents by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

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(e)         Specific Enforcement, Consent to Jurisdiction. The Company and Subscribers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 7(d) hereof, the Company and the Subscribers hereby irrevocably waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in Nevada of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f)          Damages. In the event the Subscriber is entitled to receive any liquidated damages pursuant to the Transactions Documents, the Subscriber may elect to receive the greater of actual damages or such liquidated damages.

(g)         Calendar Days. All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated. The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours. Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City. Any deadline that falls on a non-business day in any of the Transaction Documents shall be automatically extended to the next business day and interest, if any, shall be calculated and payable through such extended period.

(h)         Captions: Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(i)          Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

[Signature Pages Follow]

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SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement with WINHA International Group Limited by signing and returning a copy to the Company whereupon it shall become a binding agreement.

NUMBER OF SHARES  ____________________  x  $0.10  =  _____________________________ (the “Purchase Price”)

Signature	Signature (if purchasing jointly)

Name Typed or Printed	Name Typed or Printed

Entity Name	Entity Name

Address	Address

City, State and Zip Code	City, State and Zip Code

Telephone - Business	Telephone - Business

Telephone – Residence	Telephone – Residence

Facsimile – Business	Facsimile - Business

Facsimile – Residence	Facsimile – Residence

Tax ID # or Social Security #	Tax ID # or Social Security #

Name in which securities should be issued:  _____________________________________________

Dated: ___________, 2013

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This Subscription Agreement is agreed to and accepted as of the date first written above.

WINHA International Group Limited

By:
Name: Chung Yan Winnie Lam
Title: Chief Executive Officer

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DEFINITION OF "ACCREDITED INVESTOR"
WITHIN THE MEANING OF REGULATION D

An accredited investor means any person who comes within any of the following categories, or whom the Corporation reasonably believes comes within any of the following categories, at the time of the sale of the Shares to that person:

(i) any bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Exchange Act; any insurance Corporation as defined in Section 2(13) of the Securities Act; any investment Corporation registered under the Investment Corporation Act of 1940 or a business development Corporation as defined in Section 2(a)(48) of that act; any Small Business Investment Corporation licensed by the U.S., Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance Corporation, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ii) any private business development Corporation as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(iii) any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(iv) any of the directors or executive officers of the Corporation;

(v) any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of investment in the Units, exceeds $1,000,000;

(vi) any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching that same income level in the current year;

(vii) any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; or

(viii)      any entity in which all of the equity owners are accredited investor

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